Lazar Levine & Felix LLP
CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS CONSULTANTS

March 25, 2005

Paul J. Barnard, Esq.
Irvine Law Group, P.C.
1300 Brystol Street North – Suite 100
Newport Beach, Calif. 92660

RE: Amco Transport Holdings, Inc. – Form 12b-25

Dear Mr. Barnard:

At this date, the Company has not provided our firm with all of the information necessary to complete the Audit of the December 31, 2004 Financial Statements. Accordingly, an extension to file form 10KSB should be requested.

Sincerely,

Kiki Bielory, Partner

KB/lp